Exhibit 99.1

For Information Contact:

Investor Relations

Varian, Inc.

650.213.8000, Ext. 3752

ir@varianinc.com

VARIAN, INC. REPORTS SECOND QUARTER 2006 RESULTS

Second Quarter Non-GAAP Diluted EPS Up 30%, GAAP Diluted EPS Up 29%

PALO ALTO, Calif. — Varian, Inc. (Nasdaq: VARI) today reported non-GAAP (adjusted) net earnings of $15.1 million, or $0.48 adjusted diluted earnings per share, for the second quarter of fiscal year 2006, compared to $13.1 million, or $0.37 adjusted diluted earnings per share, in the second quarter of fiscal year 2005. On a GAAP basis, net earnings in the second quarter of fiscal year 2006 were $11.2 million, or $0.36 diluted earnings per share, compared to $9.8 million, or $0.28 diluted earnings per share, in the second quarter of fiscal year 2005. The company’s GAAP net earnings and diluted earnings per share for the second quarter of fiscal year 2006 include $2.5 million, or $0.05 per diluted share, of share-based compensation expense recorded under the provisions of FAS 123(R). The company’s results for periods prior to fiscal year 2006 (including the second quarter and first six months of fiscal year 2005) do not include compensation expense relating to stock options or shares issued under the company’s employee stock purchase plan.

Revenues were $209.6 million in the second quarter of fiscal year 2006, representing a 6.4% increase from revenues of $197.0 million in the second quarter of fiscal year 2005. The growth was driven primarily by higher sales of vacuum products, such as turbomolecular pumps for life science applications, and certain information rich detection products, including mass spectrometers. In addition, the prior-year revenues do not include PL International Limited (Polymer Laboratories), which was acquired and became part of the Scientific Instruments segment in November 2005.

Adjusted operating profit margin was 10.9% in the second quarter of fiscal year 2006, compared to 9.6% in the prior-year quarter. The improvement in adjusted operating profit margin was primarily the result of sales volume leverage, a continued shift in product mix toward higher-margin products and lower Sarbanes-Oxley Act Section 404 compliance costs. On a GAAP basis, operating profit margin was 8.1% in the second quarter of fiscal year 2006 (which includes a 1.2% negative impact from FAS 123(R)), compared to 7.2% in the same quarter a year ago.

“I am pleased with our solid revenue growth, 20% increase in adjusted operating profit and 30% increase in adjusted diluted earnings per share,” said Garry W. Rogerson, President and Chief Executive Officer. “The focus on shifting our product mix toward higher-margin products through both our internal product development efforts and targeted acquisitions is continuing to work for us.”

Throughout this release, all revenues, operating profit, operating profit margin, net earnings and earnings per share are presented on a continuing operations basis (i.e., excluding the divested Electronics Manufacturing business) unless otherwise noted.

For a complete reconciliation of non-GAAP (adjusted) financial information used in this press release to the most directly comparable GAAP financial information, please refer to the attached Reconciliations of GAAP to Adjusted Results, Actual and Projected.

Results by Segment

Scientific Instruments revenues for the second quarter of fiscal year 2006 were $171.4 million, representing a 6.3% increase from revenues of $161.2 million in the second quarter of the prior year. Adjusted operating profit margin was 10.6% in the second quarter of fiscal year 2006, compared to 10.9% in the prior-year quarter. The segment’s adjusted operating profit margin was negatively impacted in the current-year quarter by integration costs related to recent acquisitions and higher than normal marketing costs. These items negated the adjusted operating profit margin gains made by the segment during the quarter. On a GAAP basis, operating profit margin was 8.2% in the second quarter of fiscal year 2006 (which includes a 0.5% negative impact from FAS 123(R)), compared to 7.8% in the same quarter a year ago.

Vacuum Technologies revenues increased 6.8% to $38.2 million in the second quarter of fiscal year 2006, compared to $35.8 million in the second quarter of fiscal year 2005. Vacuum Technologies’ adjusted operating profit margin was 19.6% in the second quarter of fiscal year 2006, compared to 16.6% in the second quarter of the prior year. On a GAAP basis, operating profit margin was 18.9% in the second quarter of fiscal year 2006 (which includes a 0.7% negative impact from FAS 123(R)), compared to 16.7% in the prior-year quarter.

For the combined segments, adjusted operating profit margin before unallocated corporate costs was 12.3% in the second quarter of fiscal year 2006, compared to 11.9% in the prior-year quarter. On a GAAP basis, operating profit margin before unallocated corporate costs was 10.1% in the second quarter of fiscal year 2006 (which includes a 0.5% negative impact of adopting FAS 123(R)), compared to 9.4% in the second quarter of fiscal year 2005.

Outlook

“With the strength in orders and increased backlog, we are well-positioned for both accelerated revenue growth and margin expansion in the second half of the fiscal year,” said Rogerson. “It was particularly encouraging to see a broad-based increase in vacuum products orders, which had been relatively flat for several quarters.”

Varian, Inc. updated its guidance for fiscal year 2006 and provided initial guidance for the third fiscal quarter. Adjusted diluted earnings per share are expected to be $1.95 plus or minus $0.05 for fiscal year 2006, compared to prior guidance of $1.94 plus or minus $0.06. Adjusted diluted earnings per share for the third quarter are expected to be $0.45 plus or minus $0.03. On a GAAP basis, diluted earnings per share are expected to be $1.49 plus or minus $0.05 for fiscal year 2006, and $0.33 plus or minus $0.03 for the third quarter.

The company’s GAAP diluted earnings per share for the third quarter of fiscal year 2006 and the full fiscal year are expected to include the following items:

— Share-based compensation expense of approximately $0.05 for the third quarter and approximately $0.18 for the full year,

— Acquisition-related intangible amortization of approximately $0.05 for the third quarter and approximately $0.17 for the full year,

— Amortization of approximately $0.02 for the third quarter and approximately $0.09 for the full year related to inventory written up in connection with the acquisitions of Magnex Scientific Limited, Polymer Laboratories and IonSpec Corporation, and

— Acquisition-related in-process research and development charges of approximately $0.02 for the full year.

Varian, Inc. will be holding a conference call later today, April 26, 2006, at 2:00 p.m. Pacific time. The call may be heard via the Internet by going to www.varianinc.com, clicking on the Investors link at the right side of the page, and then clicking on the Webcasts link at the left side of the page.

Non-GAAP (Adjusted) Financial Measures

This press release includes non-GAAP (adjusted) financial measures for cost of sales, selling, general and administrative expenses, research and development expenses, purchased in-process research and development, operating profit, operating profit margins, income tax expense, net earnings and diluted earnings per share. These non-GAAP financial measures exclude share-based compensation expense, acquisition-related intangible and inventory write-up amortization and in-process research and development charges, restructuring and other related costs, defined benefit pension plan curtailment gains and settlement losses, and certain discrete income tax events. Reconciliations of each of these non-GAAP financial measures to the most directly comparable financial measures are detailed in the Reconciliations of GAAP to Adjusted Results attached to this press release. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding acquisition-related intangible and inventory write-up amortization and in-process research and development charges provides supplemental information and an alternative presentation useful to investors’ understanding of the company’s core operating results and trends. In addition, investors have indicated to us that they analyze the benefits of acquisitions based on the cash return on the investment made, and thus consider financial measures excluding acquisition-related intangible and inventory write-up amortization and in-process research and development charges as important, useful information.

We similarly believe that excluding share-based compensation expense, restructuring and other related costs (principally related to facility closures and employee terminations to improve operational efficiency), defined benefit pension plan curtailment gains and settlement losses, and certain discrete income tax events provides supplemental information and an alternative presentation useful to investors’ understanding of the company’s core operating results and trends, especially when comparing those results on a consistent basis to results for previous periods and anticipated results for future periods. Investors have indicated that they consider financial measures of our results of operations excluding share-based compensation expense, restructuring and other related costs, defined benefit pension plan curtailment gains and settlement losses, and certain discrete income tax events as important supplemental information useful to their understanding of our historical results and estimating of our future results.

We also believe that, in excluding share-based compensation expense, acquisition-related intangible and inventory write-up amortization and in-process research and development charges, restructuring and other related costs, defined benefit pension plan curtailment gains and settlement losses, and certain discrete income tax events, our non-GAAP financial measures provide investors with transparency into what is used by management to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods, to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

In the case of defined benefit pension plan curtailment gains and settlement losses and certain discrete income tax events, we also consider these to be unusual events.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for or superior to, our financial measures prepared in accordance with GAAP.

Caution Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, including those relating to anticipated earnings per share, share-based compensation expense and certain amortization expenses for the third quarter and full fiscal year 2006. These forward-looking statements are based on management’s current expectations, are not guarantees of future performance, and involve certain risks and uncertainties that could cause the company’s actual results to differ materially from management’s current expectations and the forward-looking statements made in this press release. Those risks and uncertainties include, but are not limited to, the following: whether we will succeed in new product development, commercialization, performance and acceptance; whether we can achieve continued growth in sales for both life science and industrial applications; risks arising from the timing of shipments, installations and the recognition of revenues on fourier-transform mass spectrometers (FTMS) and certain magnetic resonance (MR) products, including nuclear magnetic resonance (NMR) and MR imaging systems and superconducting magnets; whether we can increase margins on newer MR products; the impact of shifting product mix on profit margins; competitive products and pricing; economic conditions in the company’s product and geographic markets; whether we will see continued and timely delivery of key raw materials and components by suppliers; foreign currency fluctuations that could adversely impact revenue growth and earnings; whether we will see sustained or improved market investment in capital equipment; whether we will see reduced demand from customers that operate in cyclical industries; the impact of any delay or reduction in government funding for research; our ability to successfully integrate acquisitions; the timing and amount of discrete tax events; the timing and amount of share-based compensation expense; whether the actual cost of complying with the requirements of Section 404 of the Sarbanes-Oxley Act will exceed our current estimates; and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission. We disclaim any intent or obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise.

About Varian, Inc.

Varian, Inc. is a leading worldwide supplier of scientific instruments and vacuum technologies for life science and industrial applications. The company provides complete solutions, including instruments, vacuum components, laboratory consumable supplies, software, training and support through its global distribution and support systems. Varian, Inc. employs approximately 3,700 people and operates manufacturing facilities in 14 locations in North America, Europe and the Pacific Rim. Varian, Inc. had fiscal year 2005 sales of $773 million (excluding the divested Electronics Manufacturing business), and its common stock is traded on Nasdaq under the symbol, “VARI.” Further information is available on the company’s Web site: www.varianinc.com.

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

(In thousands, except per share amounts)

Second Quarter FY 2006 and Second Quarter FY 2005

	Fiscal Quarter Ended
	March 31, 2006 (A)		April 1, 2005
Sales	$209,626		$197,009
Cost of sales	116,676	(1)	113,082	(7)

Gross profit	92,950		83,927

Operating expenses
Selling, general and administrative	61,347	(2)	55,583	(8)
Research and development	14,683	(3)	14,233

Total operating expenses	76,030		69,816

Operating earnings	16,920	(4)	14,111	(9)

Interest income (expense)
Interest income	880		1,333
Interest expense	(504)		(558)

Total interest income, net	376		775

Earnings from continuing operations before income taxes	17,296		14,886
Income tax expense	6,054	(5)	5,061	(10)

Earnings from continuing operations	11,242	(6)	9,825	(11)

Discontinued operations
Earnings from operations of disposed Electronics Manufacturing business, net of taxes	—		1,975
Gain on sale of Electronics Manufacturing business, net of taxes	—		70,085

Earnings from discontinued operations	—		72,060

Net earnings	$11,242		$81,885

Net earnings per diluted share
Continuing operations	$0.36	(6)	$0.28	(11)
Discontinued operations	—		2.01

Net earnings	$0.36		$2.29

Diluted shares outstanding	31,412		35,687

Note (A): The results for the fiscal quarter ended March 31, 2006 reflect share-based compensation expense as a result of the adoption of FAS 123(R) on a prospective basis in the first quarter of fiscal year 2006. Accordingly, the results for prior periods (including the fiscal quarter ended April 1, 2005) do not reflect such expense.

NON-GAAP (ADJUSTED) FINANCIAL MEASURES (see also attached reconciliations of GAAP to Adjusted results for each of these measures:

(1)	$114,140 on an adjusted basis excluding $1,062 in acquisition-related intangible amortization, $1,366 in acquisition-related inventory write-up amortization and $108 in share-based compensation expense.
(2)	$58,179 on an adjusted basis excluding $813 in acquisition-related intangible amortization, $165 in restructuring and other related costs and $2,190 in share-based compensation expense.
(3)	$14,528 on an adjusted basis excluding $155 in share-based compensation expense.
(4)	$22,779 on an adjusted basis excluding the adjustments described in items (1) – (3) above.
(5)	$8,104 on an adjusted basis excluding the tax impact of the adjustments described in items (1) – (3) above.
(6)	$15,051 and $0.48 per share, respectively, on an adjusted basis excluding the adjustments (net of related tax effects) described in items (1) – (3) above.
(7)	$110,523 on an adjusted basis excluding $1,010 in acquisition-related intangible amortization and $1,549 in acquisition-related inventory write-up amortization.
(8)	$53,249 on an adjusted basis excluding $620 in acquisition-related intangible amortization and $1,714 in restructuring and other related costs.
(9)	$19,004 on an adjusted basis excluding the adjustments described in items (7) and (8) above.
(10)	$6,725 on an adjusted basis excluding the tax impact of the adjustments described in items (7) and (8) above.
(11)	$13,054 and $0.37 per share, respectively, on an adjusted basis excluding the adjustments (net of related tax effects) described in items (7) and (8) above.

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

(In thousands, except per share amounts)

First Six Months FY 2006 and First Six Months FY 2005

	Six Months Ended
	March 31, 2006 (A)		April 1, 2005
Sales	$405,363		$387,950
Cost of sales	226,492	(1)	223,360	(8)

Gross profit	178,871		164,590

Operating expenses
Selling, general and administrative	117,923	(2)	109,484	(9)
Research and development	28,622	(3)	27,073
Purchased in-process research and development	756	(4)	700	(10)

Total operating expenses	147,301		137,257

Operating earnings	31,570	(5)	27,333	(11)

Interest income (expense)
Interest income	1,975		2,292
Interest expense	(1,041)		(1,129)

Total interest income, net	934		1,163

Earnings from continuing operations before income taxes	32,504		28,496
Income tax expense	11,603	(6)	6,927	(12)

Earnings from continuing operations	20,901	(7)	21,569	(13)

Discontinued operations
Earnings from operations of disposed Electronics Manufacturing business, net of taxes	—		5,169
Gain on sale of Electronics Manufacturing business, net of taxes	—		70,085

Earnings from discontinued operations	—		75,254

Net earnings	$20,901		$96,823

Net earnings per diluted share
Continuing operations	$0.66	(7)	$0.60	(13)
Discontinued operations	—		2.11

Net earnings	$0.66		$2.71

Diluted shares outstanding	31,649		35,673

Note (A): The results for the six months ended March 31, 2006 reflect share-based compensation expense as a result of the adoption of FAS 123(R) on a prospective basis in the first quarter of fiscal year 2006. Accordingly, the results for prior periods (including the six months ended April 1, 2005) do not reflect such expense.

NON-GAAP (ADJUSTED) FINANCIAL MEASURES (see also attached reconciliations of GAAP to Adjusted results for each of these measures:

(1)	$220,895 on an adjusted basis excluding $2,086 in acquisition-related intangible amortization, $3,314 in acquisition-related inventory write-up amortization and $197 in share-based compensation expense.
(2)	$112,245 on an adjusted basis excluding $1,550 in acquisition-related intangible amortization, $165 in restructuring and other related costs and $3,963 in share-based compensation expense.
(3)	$28,360 on an adjusted basis excluding $262 in share-based compensation expense.
(4)	$0 on an adjusted basis excluding $756 related to an acquisition-related in-process research and development charge.
(5)	$43,863 on an adjusted basis excluding the adjustments described in items (1) – (4) above.
(6)	$15,679 on an adjusted basis excluding the tax impact of the adjustments described in items (1) – (3) above.
(7)	$29,118 and $0.92 per share, respectively, on an adjusted basis excluding the adjustments (net of related tax effects) described in items (1) – (4) above.
(8)	$218,299 on an adjusted basis excluding $1,870 in acquisition-related intangible amortization and $3,191 in acquisition-related inventory write-up amortization.
(9)	$103,832 on an adjusted basis excluding $1,277 in acquisition-related intangible amortization, $2,898 in restructuring and other related costs and a pension settlement loss of $1,477.
(10)	$0 on an adjusted basis excluding $700 related to an acquisition-related in-process research and development charge.
(11)	$38,746 on an adjusted basis excluding the adjustments described in items (8) – (10) above.
(12)	$13,569 on an adjusted basis excluding ($3,000) related to a tax credit due to a change in tax law and the tax impact of the adjustments described in items (8) and (9) above.
(13)	$26,340 and $0.74 per share, respectively, on an adjusted basis excluding the adjustments (net of related tax effects) described in items (8) - (10) above.

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands)

	March 31, 2006	September 30, 2005
ASSETS

Current assets
Cash and cash equivalents	$116,442	$188,494
Accounts receivable, net	156,328	154,525
Inventories	134,165	114,427
Deferred taxes	25,453	26,842
Prepaid expenses and other current assets	15,813	21,744

Total current assets	448,201	506,032

Property, plant and equipment, net	108,121	102,290
Goodwill	178,097	149,934
Intangible assets, net	40,038	28,245
Other assets	13,439	9,494

Total assets	$787,896	$795,995

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Current portion of long-term debt	$2,500	$2,500
Accounts payable	69,633	61,435
Deferred profit	12,672	11,587
Accrued liabilities	148,367	165,626

Total current liabilities	233,172	241,148

Long-term debt	26,250	27,500
Deferred taxes	7,123	5,888
Other liabilities	20,277	21,937

Total liabilities	286,822	296,473

Total stockholders’ equity	501,074	499,522

Total liabilities and stockholders’ equity	$787,896	$795,995

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

	Fiscal Quarter Ended			Six Months Ended
	March 31, 2006		April 1, 2005	March 31, 2006		April 1, 2005
Cash flows from operating activities
Net earnings	$11,242		$81,885	$20,901		$96,823
Adjustments to reconcile net earnings to net cash provided by operating activities:
Gain on sale of Electronics Manufacturing business	—		(70,085)	—		(70,085)
Depreciation and amortization	6,044		7,113	12,388		14,317
Loss (gain) on disposition of property, plant and equipment	169		(113)	258		(44)
Purchased in-process research and development	—		—	756		700
Share-based compensation expense	2,453		225	4,422		265
Tax benefit from stock option exercises	1,386		2,600	3,242		3,500
Excess tax benefit from share-based compensation expense	(1,386	)(A)	—	(3,185	)(A)	—
Deferred taxes	(252)		—	(897)		(3,000)
Changes in assets and liabilities, excluding effects of acquisitions and divestitures:
Accounts receivable, net	(8,588)		(6,042)	2,909		15,872
Inventories	(11,309)		(465)	(14,937)		(802)
Prepaid expenses and other current assets	2,029		4,626	3,833		4,420
Other assets	175		(66)	148		(676)
Accounts payable	4,824		1,234	8,673		(7,622)
Deferred profit	(901)		(990)	530		(1,510)
Accrued liabilities	771		(14,597)	(12,641)		(21,579)
Other liabilities	(1,302)		(118)	(255)		(534)

Net cash provided by operating activities	5,355	(A)	5,207	26,145	(A)	30,045

Cash flows from investing activities
Proceeds from sale of property, plant and equipment	171		314	634		391
Purchase of property, plant and equipment	(3,850)		(6,094)	(7,924)		(12,611)
Purchase of businesses, net of cash acquired	(17,225)		(1,000)	(68,529)		(26,198)
Proceeds from sale of short-term investments	—		20,000	—		35,000
Purchase of short-term investments	—		—	—		(10,000)
Proceeds from sale of Electronics Manufacturing business, net of transaction costs and taxes	—		189,946	—		189,946

Net cash (used in) provided by investing activities	(20,904)		203,166	(75,819)		176,528

Cash flows from financing activities
Repayments of debt	—		(4,606)	(1,250)		(5,856)
Repurchase of common stock	(22,898)		(33,590)	(38,160)		(33,590)
Issuance of common stock	6,587		6,448	15,563		10,244
Excess tax benefit from share-based compensation expense	1,386	(A)	—	3,185	(A)	—
Transfers to Varian Medical Systems, Inc.	(105)		(215)	(236)		(621)

Net cash used in financing activities	(15,030	)(A)	(31,963)	(20,898	)(A)	(29,823)

Effects of exchange rate changes on cash and cash equivalents	332		(3,034)	(1,480)		6,184

Net (decrease) increase in cash and cash equivalents	(30,247)		173,376	(72,052)		182,934
Cash and cash equivalents at beginning of period	146,689		169,540	188,494		159,982

Cash and cash equivalents at end of period	$116,442		$342,916	$116,442		$342,916

Note (A): Net cash flows from operating activities for the fiscal quarter and six months ended March 31, 2006 reflect the reclassification of the excess tax benefit from share-based compensation expense to financing activities as a result of the adoption of FAS 123(R) on a prospective basis in the first quarter of fiscal year 2006. Accordingly, net cash flows from operating activities for prior periods (including the fiscal quarter and six months ended April 1, 2005) do not reflect such reclassification.

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO ADJUSTED RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In thousands)

Second Quarter FY 2006 and Second Quarter FY 2005

and

First Six Months FY 2006 and First Six Months FY 2005

	Fiscal Quarter Ended		Six Months Ended
	March 31, 2006	April 1, 2005	March 31, 2006	April 1, 2005
TOTAL COMPANY
Cost of Sales
U.S. GAAP as reported	$116,676	$113,082	$226,492	$223,360
Adjustments:
Share-based compensation expense	(108)	—	(197)	—
Acquisition-related intangible amortization	(1,062)	(1,010)	(2,086)	(1,870)
Acquisition-related inventory write-up amortization	(1,366)	(1,549)	(3,314)	(3,191)

As adjusted	$114,140	$110,523	$220,895	$218,299

Selling, General and Administrative Expenses
U.S. GAAP as reported	$61,347	$55,583	$117,923	$109,484
Adjustments:
Share-based compensation expense	(2,190)	—	(3,963)	—
Acquisition-related intangible amortization	(813)	(620)	(1,550)	(1,277)
Pension settlement loss	—	—	—	(1,477)
Restructuring and other related costs	(165)	(1,714)	(165)	(2,898)

As adjusted	$58,179	$53,249	$112,245	$103,832

Research and Development
U.S. GAAP as reported	$14,683	$14,233	$28,622	$27,073
Adjustments:
Share-based compensation expense	(155)	—	(262)	—

As adjusted	$14,528	$14,233	$28,360	$27,073

Purchased In-Process Research and Development
U.S. GAAP as reported	$—	$—	$756	$700
Adjustments:
Acquisition-related in-process research and development charges	—	—	(756)	(700)

As adjusted	$—	$—	$—	$—

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO ADJUSTED RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In thousands, except margin data)

Second Quarter FY 2006 and Second Quarter FY 2005

and

First Six Months FY 2006 and First Six Months FY 2005

	Fiscal Quarter Ended		Six Months Ended
	March 31, 2006	April 1, 2005	March 31, 2006	April 1, 2005
TOTAL COMPANY (Continued)
Operating Earnings
U.S. GAAP as reported	$16,920	$14,111	$31,570	$27,333
Adjustments:
Share-based compensation expense	2,453	—	4,422	—
Acquisition-related in-process research and development charges	—	—	756	700
Acquisition-related intangible amortization	1,875	1,630	3,636	3,147
Acquisition-related inventory write-up amortization	1,366	1,549	3,314	3,191
Pension settlement loss	—	—	—	1,477
Restructuring and other related costs	165	1,714	165	2,898

As adjusted	$22,779	$19,004	$43,863	$38,746

Operating Margins
U.S. GAAP as reported	8.1%	7.2%	7.8%	7.0%
Adjustments:
Share-based compensation expense	1.2	—	1.1	—
Acquisition-related in-process research and development charges	—	—	0.2	0.2
Acquisition-related intangible amortization	0.8	0.8	0.9	0.8
Acquisition-related inventory write-up amortization	0.7	0.8	0.8	0.8
Pension settlement loss	—	—	—	0.4
Restructuring and other related costs	0.1	0.8	—	0.8

As adjusted	10.9%	9.6%	10.8%	10.0%

Income Tax Expense
U.S. GAAP as reported	$6,054	$5,061	$11,603	$6,927
Adjustments:
Tax credit due to changes in tax law	—	—	—	3,000
Tax impact of other adjustments:
Share-based compensation expense	858	—	1,572	—
Acquisition-related intangible amortization	656	554	1,280	1,070
Acquisition-related inventory write-up amortization	478	527	1,166	1,085
Pension settlement loss	—	—	—	502
Restructuring and other related costs	58	583	58	985

As adjusted	$8,104	$6,725	$15,679	$13,569

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO ADJUSTED RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In thousands, except per share data)

Second Quarter FY 2006 and Second Quarter FY 2005

and

First Six Months FY 2006 and First Six Months FY 2005

	Fiscal Quarter Ended		Six Months Ended
	March 31, 2006	April 1, 2005	March 31, 2006	April 1, 2005
TOTAL COMPANY (Continued)
Earnings From Continuing Operations
U.S. GAAP as reported	$11,242	$9,825	$20,901	$21,569
Adjustments:
Share-based compensation expense	1,595	—	2,850	—
Acquisition-related in-process research and development charges	—	—	756	700
Acquisition-related intangible amortization	1,219	1,076	2,356	2,077
Acquisition-related inventory write-up amortization	888	1,022	2,148	2,106
Pension settlement loss	—	—	—	975
Restructuring and other related costs	107	1,131	107	1,913
Tax credit due to changes in tax law	—	—	—	(3,000)

As adjusted	$15,051	$13,054	$29,118	$26,340

Diluted Earnings Per Share From Continuing Operations
U.S. GAAP as reported	$0.36	$0.28	$0.66	$0.60
Adjustments:
Share-based compensation expense	0.05	—	0.09	—
Acquisition-related in-process research and development charges	—	—	0.02	0.02
Acquisition-related intangible amortization	0.04	0.03	0.08	0.06
Acquisition-related inventory write-up amortization	0.03	0.03	0.07	0.06
Pension settlement loss	—	—	—	0.03
Restructuring and other related costs	—	0.03	—	0.05
Tax credit due to changes in tax law	—	—	—	(0.08)

As adjusted	$0.48	$0.37	$0.92	$0.74

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO ADJUSTED RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In thousands, except margin data)

Second Quarter FY 2006 and Second Quarter FY 2005

and

First Six Months FY 2006 and First Six Months FY 2005

	Fiscal Quarter Ended		Six Months Ended
	March 31, 2006	April 1, 2005	March 31, 2006	April 1, 2005
TOTAL COMPANY EXCLUDING GENERAL (UNALLOCATED) CORPORATE COSTS
Operating Earnings
U.S. GAAP as reported	$21,217	$18,588	$39,968	$35,955
Adjustments:
Share-based compensation expense	1,070	—	2,344	—
Acquisition-related in-process research and development charges	—	—	756	700
Acquisition-related intangible amortization	1,875	1,630	3,636	3,147
Acquisition-related inventory write-up amortization	1,366	1,549	3,314	3,191
Restructuring and other related costs	165	1,714	165	2,909

As adjusted	$25,693	$23,481	$50,183	$45,902

Operating Margins
U.S. GAAP as reported	10.1%	9.4%	9.9%	9.3%
Adjustments:
Share-based compensation expense	0.5	—	0.6	—
Acquisition-related in-process research and development charges	—	—	0.2	0.2
Acquisition-related intangible amortization	0.9	0.8	0.9	0.8
Acquisition-related inventory write-up amortization	0.7	0.8	0.8	0.8
Restructuring and other related costs	0.1	0.9	—	0.7

As adjusted	12.3%	11.9%	12.4%	11.8%

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO ADJUSTED RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In thousands, except margin data)

Second Quarter FY 2006 and Second Quarter FY 2005

and

First Six Months FY 2006 and First Six Months FY 2005

	Fiscal Quarter Ended		Six Months Ended
	March 31, 2006	April 1, 2005	March 31, 2006	April 1, 2005
SCIENTIFIC INSTRUMENTS SEGMENT
Operating Earnings
U.S. GAAP as reported	$14,010	$12,611	$26,665	$23,824
Adjustments:
Share-based compensation expense	796	—	1,797	—
Acquisition-related in-process research and development charges	—	—	756	700
Acquisition-related intangible amortization	1,875	1,679	3,636	3,147
Acquisition-related inventory write-up amortization	1,366	1,549	3,314	3,191
Restructuring and other related costs	165	1,714	165	2,909

As adjusted	$18,212	$17,553	$36,333	$33,771

Operating Margins
U.S. GAAP as reported	8.2%	7.8%	8.0%	7.5%
Adjustments:
Share-based compensation expense	0.5	—	0.5	—
Acquisition-related in-process research and development charges	—	—	0.2	0.2
Acquisition-related intangible amortization	1.0	1.0	1.2	1.0
Acquisition-related inventory write-up amortization	0.8	1.0	1.0	1.0
Restructuring and other related costs	0.1	1.1	—	0.9

As adjusted	10.6%	10.9%	10.9%	10.6%

VACUUM TECHNOLOGIES SEGMENT
Operating Earnings
U.S. GAAP as reported	$7,207	$5,977	$13,303	$12,131
Adjustments:
Share-based compensation expense	274	—	547	—
Acquisition-related intangible amortization	—	(49)	—	—

As adjusted	$7,481	$5,928	$13,850	$12,131

Operating Margins
U.S. GAAP as reported	18.9%	16.7%	18.3%	17.2%
Adjustments:
Share-based compensation expense	0.7	—	0.8	—
Acquisition-related intangible amortization	—	(0.1)	—	—

As adjusted	19.6%	16.6%	19.1%	17.2%

GENERAL (UNALLOCATED) CORPORATE
Operating Earnings
U.S. GAAP as reported	$(4,297)	$(4,477)	$(8,398)	$(8,622)
Adjustments:
Share-based compensation expense	1,383	—	2,078	—
Pension settlement loss	—	—	—	1,477
Restructuring and other related costs	—	—	—	(11)

As adjusted	$(2,914)	$(4,477)	$(6,320)	$(7,156)

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO ADJUSTED RESULTS - PROJECTED

RESULTS OF OPERATIONS

Third Quarter FY 2006 and Full Year FY 2006

	Range of Projected Results
	Fiscal Quarter Ending June 30, 2006	Fiscal Year Ending September 29, 2006
TOTAL COMPANY
Projected Diluted Earnings Per Share
Projected U.S. GAAP	$0.30 - $0.36	$1.44 - $1.54
Adjustments:
Projected share-based compensation expense	$0.05	$0.18
Projected acquisition-related in-process research and development charges	—	$0.02
Projected acquisition-related intangible amortization	$0.05	$0.17
Projected acquisition-related inventory write-up amortization	$0.02	$0.09

Projected as adjusted	$0.42 - $0.48	$1.90 - $2.00